UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025 (April 22, 2025)

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 573-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	WMB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2025, The Williams Companies, Inc. (“the Company”) announced that Larry Larsen has been named Executive Vice President and Chief Operating Officer of the Company, effective May 3, 2025. Mr. Larsen, age 50, has served as the Company’s Senior Vice President Gathering and Processing, since March 2022. Prior to his current role, Mr. Larsen served as the Company’s Vice President Strategic Development from 2020 to 2022, Vice President and General Manager Rocky Mountain Midstream from 2018 to 2020, Vice President Central Services from 2016 to 2018, and Vice President and General Manager Piceance from 2015 to 2016. Mr. Larsen joined the Company in 1999, working in engineering and commercial roles of increasing responsibility. He holds a bachelor’s degree in mechanical engineering from the University of Utah.

In connection with his appointment, Mr. Larsen will receive an annual base salary of $675,000 and a one-time off-cycle restricted stock unit award (“RSU”), split 50 percent time-based RSUs and 50 percent performance-based RSUs, totaling $1,187,500 and granted pursuant to The Williams Companies, Inc. 2007 Incentive Plan (“Incentive Plan”). Mr. Larsen will be eligible for an award under the Company’s annual incentive plan (“AIP Plan”), at a target of 110% of his annual base salary. Actual bonus payments under the AIP Plan will be made at the discretion of the Company’s Compensation and Management Development Committee (the “CMDC”) and generally will be based upon performance as compared to stated objectives and certain other factors as may be determined by the CMDC from time to time. Mr. Larsen will also be eligible for long-term incentive awards under the Incentive Plan through a combination of performance-based RSUs and time-based RSUs. Actual awards under the Incentive Plan will be made at the discretion of the CMDC and are generally based on company and individual performance and competitive market data. In addition, Mr. Larsen will be eligible to participate in certain other benefits on the same terms and conditions as other Company executives, including participation in The Williams Companies, Inc. Executive Severance Pay Plan, and will be eligible to enter into a Tier One Change in Control Agreement for executive officers.

There are no arrangements or understandings between Mr. Larsen and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Larsen and the Company or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On April 24, 2025, the Company furnished a press release regarding the appointment of Mr. Larsen described above in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 on this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 24, 2025.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Dated: April 24, 2025	By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Corporate Secretary